UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

Chatsworth Acquisitions III, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52182	20-3721090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o DAS Consulting LLC
56 Pine Street, #11F
New York, New York 10005
_________________________________________
(Address of principal executive offices and Zip Code)

(212) 750-3355
________________________________________
(Registrant’s telephone number, including area code)

None
______________________________________
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On July 24, 2007, Chatsworth Acquisitions III, Inc., (the “Company”) sold 500,000 shares of common stock, par value $.001 per share (the “Common Stock”) to Frank L. Kramer. Mr. Kramer purchased his shares of Common Stock for an aggregate purchase price equal to $6,250. On July 25, 2007, the Company sold 500,000 shares of Common Stock to Philip Berman, for an aggregate purchase price equal to $6,250. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. As of the date hereof, the Company has 2,000,000 shares of Common Stock issued and outstanding.

All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act or Rule 144 under the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007	CHATSWORTH ACQUISITIONS III, INC.

	By:	/s/ Deborah A. Salerno
Name: Deborah A. Salerno Title: President